Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Joshua A. Hahn

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6309

(Name, address and telephone number of agent for service)

RHP Hotel Properties, LP

RHP Finance Corpration

(Issuer with respect to the Securities)

Delaware Delaware	46-1000882 46-2380406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

4.75% Senior Notes Due 2027

Guarantees of 4.75% Senior Notes due 2027

(Title of the Indenture Securities)

FORM T-1

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ryman Hospitality Properties, Inc.	Delaware	6798	73-0664379
Opryland Hospitality, LLC	Tennessee	6798	62-1586924
RHP Hotels, LLC	Delaware	6798	11-3689948
RHP Partner, LLC	Delaware	6798	46-0980656
RHP Property GP, LP	Florida	6798	62-1795659
RHP Property GT, LLC	Delaware	6798	11-3689950
RHP Property GT, LP	Delaware	6798	62-1798694
RHP Property NH, LLC	Maryland	6798	43-2062851

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FORM T-1

Item 1.      GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.      AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.      LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 6th of March, 2020.

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

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Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 24, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Joseph Otting

Comptroller of the Currency

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Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 10, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 6, 2020

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2020

($000’s)

3/31/2020
Assets
Cash and Balances Due From	$46,699,020
Depository Institutions Securities	122,149,987
Federal Funds	2,807
Loans & Lease Financing Receivables	316,711,655
Fixed Assets	9,075,777
Intangible Assets	12,477,802
Other Assets	26,012,043
Total Assets	$533,129,091

Liabilities
Deposits	$405,823,094
Fed Funds	1,428,527
Treasury Demand Notes	0
Trading Liabilities	1,392,214
Other Borrowed Money	55,078,404
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,338,298
Total Liabilities	$481,910,537

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,132,907
Minority Interest in Subsidiaries	800,532
Total Equity Capital	$51,218,554

Total Liabilities and Equity Capital	$533,129,091

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